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                                                                    EXHIBIT 10.7

                                  TOM YARNELL
                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made effective as of December 11, 1995, by and between Diversified Specialists, Inc., a Texas corporation ("Employer"), and Thomas V. Yarnell, an individual ("Employee").

                                    RECITALS

     Effective as of December 11, 1995, a new owner purchased a majority of the stock of Employer; and

     Employee has been an employee of Employer for the past six (6) years; and

     As a condition of the continued employment of the Employee by the Employer, the new owner is requiring that Employee enter into a formal written employment agreement.

                       ARTICLE I.  EMPLOYMENT AND DUTIES

     1.01 Employment.  Employer hereby employs Employee, and Employee hereby
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accepts employment with Employer, on and subject to the terms and conditions of this Agreement.

     1.02 Term of Employment.  Unless earlier terminated pursuant to Section
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3.01, the employment of Employee hereunder shall begin on the effective date hereof and shall continue for a period of one (1) year (the "Employment Term"). The Employment Term shall automatically be renewed on each anniversary of the effective date hereof for successive one year terms unless terminated in accordance with Article III hereof.

     1.03 Duties.  During the Employment Term, Employee shall serve as
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Administrative Vice President and General Counsel of Employer and shall provide services to Employer exclusively and on a full time basis. Employee shall perform such duties in such manner and at such times, and Employee shall have such responsibilities, as are designated from time to time by Employer.


                     ARTICLE II.  COMPENSATION AND BENEFITS

     2.01 Salary.  During the Employment Term, Employer shall pay to Employee a
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salary of $70,000.00 annually, payable semi-monthly in accordance with
Employer's regular payroll policies. Employer in its sole discretion may adjust such compensation (but never below the amount described in the immediately preceding sentence) or pay bonuses to Employee from time to time similar with the historical practices of Employers but subject to the profitability of Employer.

     2.02 Benefits.  Employer shall provide Employee with the 1993 Chevrolet
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Suburban he is presently driving as a company car and with vacation, sick leave and other benefits as agreed upon by Employer and Employee from time to time.
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                           ARTICLE III.  TERMINATION

     3.01 Termination.  The Employment Term shall terminate upon:
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          (a) the death of Employee;

          (b) the breach of any provision of this Agreement by Employee;

          (c) conduct by Employee constituting willful misconduct, dishonesty, fraud or gross neglect of his duties;

          (d) conviction of Employee as a felon or of any crime involving theft or destruction of property;

          (e) physical or mental disability of Employee for more than ninety
              (90) days in any 365-day period, and for this purpose, "disability" means a sickness, accident or injury occurring to Employee that results in Employee being unable to materially perform those services Employee customarily performed as an employee of Employer (prior to such sickness, accident or injury); a disability of Employee shall be deemed to have occurred on the last day of such one hundred ninety (90)-day period; or

          (f) upon thirty (30) days written notice by either Employer or Employee without cause; provided, however, if this Agreement is terminated during the initial twelve month term hereof by Employer, Employee shall be paid a severance payment equal to six
              (6) months salary payable hereunder plus the monthly salary for any months remaining on the initial twelve (12) month term.

                          ARTICLE IV. CONFIDENTIALITY

     4.01 Definitions.
          -----------

          (a) The term "Confidential Information" as used in this Article IV shall mean all information relating directly or indirectly to Employer or Employer's business that is not generally known by the general public, including, without limitation, all information regarding Employer's facilities, processes, operating procedures, financial data, purchasing practices, marketing, management procedures, books and records, employee or personnel data, and all contractual arrangements or proposals, properties and affairs of the Employer, as well as its business plans and budgets.

          (b) The term "Person" as used in this Agreement shall mean any individual, corporation, partnership, firm, joint venture, syndicate, association, trust,

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              government, governmental agency, limited liability company, or other form of entity or organization.

     4.02 Confidential Information.  Employee acknowledges that in the course of
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performing his responsibilities to Employer pursuant to this Agreement, Employee will have knowledge of, will have access to, and will be entrusted with, Confidential Information and will be responsible for maintaining and enhancing the goodwill of Employer.

     4.03 Confidentiality.  Except to the extent it is absolutely required in
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the performance of Employee's duties to Employer, or with the prior written approval of Employer, or as required by law, Employee will not, during the Employment Term or thereafter, directly or indirectly, for any reason whatsoever, with or without cause, breach the confidence reposed in Employee by Employer by using, disseminating, or disclosing or permitting to be disclosed, in any manner to any Person any Confidential Information, nor will Employee use any Confidential Information in competing with Employer or for any purpose other than for the benefit of Employer.

     4.04 Ownership of Confidential Information.  All Confidential Information
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obtained by, developed, invented or otherwise learned or acquired by Employee, during the Employment Term is and shall be the sole and exclusive property of Employer and shall remain the property of Employer upon the termination of the Employment Term. Upon termination of the Employment Term, Employee shall immediately deliver to Employer all documents, records, notebooks, computer printouts, tapes and similar repositories of Confidential Information, together with all copies thereof.

     4.05 Copyrights.  All work prepared or contributed to by Employee pursuant
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to this Agreement which is capable of being copyrighted shall be considered
"work for hire" as defined in Public Law 94-533, the Copyright Revision Act of 1976, granting Employer full ownership of that work and the components and all rights comprised therein. Employee will sign all applications for registration of all such copyrights. Employee shall promptly disclose in writing to Employer any and all works of authorship which are within the subject matter of copyright, which are conceived, originated, developed, made, or acquired by Employee, either individually or jointly with others, during the Employment Term and: (i) for which Employer provided equipment, supplies, facilities, or confidential information, (ii) which was made or conceived on or partially on Employer's time, or (iii) which relates to Employer's then current business or business that Employer intends to develop (collectively "Discoveries").
Employee hereby assigns to Employer all his right, title and interest in and to the Discoveries and, both during the Employment Term and thereafter, shall assist Employer in the establishment, maintenance, extension, protection, and enforcement of Employer's rights in the Discoveries.

     4.06 Remedies.  Employee agrees that the remedy at law for any breach by
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him of any of the provisions of this Article IV will be inadequate and that, in addition to any other remedies which Employer may have, Employer shall be entitled to temporary and permanent injunctive

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relief, without necessity of proving actual damage, and a restraining order restricting any further or continued breach.

                           ARTICLE V.  MISCELLANEOUS

     5.01 Assignment.  Neither Employer nor Employee may assign its or his
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rights under this Agreement to any Person or entity at any time.

     5.02 Notices.  All notices and communications required or permitted
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hereunder shall be in writing, shall be delivered by telecopier, telegram, receipted courier service or mailed by certified or registered mail service with postage prepaid and shall be deemed to have been duly given when received at the following addresses:

     If to Employer:     Diversified Services, Inc.
                         1100 West Sam Houston Parkway
                         Houston, Texas 77043

     If to Employee:     Thomas V. Yarnell
                         2819 Crystall Falls
                         Kingwood, Texas  77345

or to such other address as the parties may designate by written notice.

     5.03 Governing Law.  The validity, interpretation and enforceability of
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this Agreement shall be determined in accordance with the laws of the United
States of America and the State of Texas.

     5.04 Counterparts.  This Agreement may be executed in two or more
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counterparts or originals, each of which counterparts shall be deemed an original, but all of which counterparts or originals together shall constitute one and the same instrument.

     5.05 Binding Effect.  All of the terms and provisions of this Agreement
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shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representatives, permitted successors and permitted assigns.

     5.06 Amendment.  This Agreement may not be altered, amended or modified
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except by a written instrument executed by the parties hereto.

     5.07 Severability  If any one or more of the provisions hereof shall for
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any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added

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automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     5.08 Attorney's Fees.  In the event of any litigation arising out of this
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Agreement, the unsuccessful party, in addition to all other sums that either party may be called upon to pay, shall be required to pay a reasonable sum for the prevailing party's attorneys' fees and cost of litigation.

     5.09 Prior Agreements Superseded.  This Agreement constitutes the sole and
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only agreement of the parties hereto and supersedes any prior understandings of written or oral agreements between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.

                              EMPLOYER:

                              DIVERSIFIED SPECIALISTS, INC.



                              By: /s/ M.D. DAVIS
                                 -----------------------------------


                              EMPLOYEE:


                              /s/ THOMAS V. YARNELL
                              --------------------------------------
                              THOMAS V. YARNELL

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